Assignment of Interest
                         in Gulfstar Energy Group, LLC,
                               Consent of Manager,
                        Amendment to Operating Agreement,
                           and Acceptance by Assignee


         Assignment: For good and valuable consideration, the adequacy of which is hereby acknowledged. The undersigned Limited Liability Company members of Gulfstar Energy Group LLC, a Mississippi Limited Liability Company hereby irrevocably assign to Gulfstar Energy Corporation, a Colorado Corporation the following interest in Gulfstar Energy Group LLC:

1)       10 % interest owned by Jason Sharp.
2)       50 % interest owned by Timothy Sharp

                  It is the intent of Assignors that the Assignee succeed to Assignors interest as Substitute Member in his place.


Dated: 6/25/2010

Assignors:

Timothy Sharp

by: /s/Timothy Sharp

Jason Sharp

by: /s/Jason Sharp


         Consent: Gulfstar Energy Management LLC, as manager of Gulfstar Energy Group LLC, a Mississippi Limited Liability Company, hereby consents to the Assignment of the Interest set forth above and the Substitution for the prior Members by Gulfstar Energy Corporation.


Dated: 6/25/2010


Gulfstar Energy Management LLC,
a Mississippi Limited Liability Company

by: /s/Timothy Sharp


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         Acceptance  by Assignee:  The  Assignee,  Gulfstar  Energy  Corporation
hereby accepts the Assignment and adopts the provisions of the Operating Agreement of Gulfstar Energy Group LLC, and grants the Special Power of Attorney under the Agreement to Gulfstar Energy Management LLC, this ____ day of June, 2010.


Dated: _____________________________


Gulfstar Energy Corporation


by: /s/Robert McCann
         Chief Executive Officer





         Amendment to Operating Agreement: The Operating Agreement of Gulfstar Energy Group LLC a Mississippi Limited Liability Company is hereby amended to Substitute Gulfstar Energy Corporation as to 60% of the Interest in the LLC for the Interest of Jason Sharp and Timothy Sharp as assigned in this instrument to Gulfstar Energy Corporation.


Dated: 6/25/2010


Gulfstar Energy Management Group LLC                Substitute Member:
                                                    Gulfstar Energy Corporation,
                                                    a Colorado Corporation


/s/Timothy Sharp                                  by: /s/Rober McCann
Manager of Gulfstar Energy Group LLC,                Chief Executive Officer
a Mississippi Limited Liability Company